CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U. S. C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LabStyle Innovations Corp. (the “Company”) on Form 10-K for the period ended December 31, 2013 (the “Report”), I, Erez Raphael, Chief Executive Officer of the Company, and I, Gadi Levin, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2014	/s/ Erez Raphael
Erez Raphael
President and Chief Executive Officer (Principal Executive Officer)

Date: March 4, 2014	/s/ Gadi Levin
Gadi Levin
Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.